Exhibit 99.1

EFiled: Jun 06 2022 04:41PM EDT Transaction ID 67696997 Case No. 2019-0303-JRS

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LINDA LAO,	:
:
Plaintiff,	:
:
v.	:	C.A. No. 2019-0303-JRS
:
DALIAN WANDA GROUP CO., LTD, WANDA AMERICA ENTERTAINMENT,	:
INC., WANDA AMERICA INVESTMENT HOLDING CO. LTD, WANG JIANLIN,	:
SILVER LAKE GROUP, L.L.C., SILVER LAKE ALPINE, L.P., ADAM ARON,	:
HOWARD W. KOCH, JR., GARY LOCKE and ANTHONY SAICH,	:
:
Defendants,	:
:
and	:
:
AMC ENTERTAINMENT HOLDINGS, INC.,	:
:
Nominal Defendant.	:

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated as of June 6, 2022 (the “Stipulation”), is entered into by and among (a) Plaintiff Linda Lao (“Plaintiff”); (b) the Special Litigation Committee (the “SLC”) of the Board of Directors of Nominal Defendant AMC Entertainment Holdings, Inc. (“AMC,” “Nominal Defendant,” or the “Company”), acting for and on behalf of AMC; (c) Defendants Dalian Wanda Group Co., Ltd., Wanda America Entertainment, Inc., Wanda America Investment Holding Co. Ltd., and Wang Jianlin (collectively, “Wanda”); (d) Defendants Silver Lake Group, L.L.C. and Silver Lake Alpine, L.P. (together, “Silver Lake”); and (e) Defendants Adam Aron, Howard W. Koch, Jr., Gary Locke, and Anthony Saich (collectively, the “Director Defendants,” and together with Wanda and Silver Lake, “Defendants,” and together with Plaintiff and the SLC, the “Parties” and each a “Party”), by and through their respective undersigned counsel, sets forth all of the terms and conditions of the settlement and resolution of the above-captioned action (the “Action”), and fully, finally, and forever resolves, discharges, and settles the Released Plaintiff Claims (defined below) against the Released Defendant Persons (defined below) and the Released SLC Persons (defined below), and the Released Defendant Claims (defined below) against the Released Plaintiff Persons (defined below) and the Released SLC Persons, upon approval by the Court of Chancery of the State of Delaware (the “Court”) and subject to the terms and conditions hereof.

All terms with initial capitalization not otherwise defined herein shall have the meanings ascribed to them in Paragraph 1 of this Stipulation.

WHEREAS:

A. On September 14, 2018, the Company (i) agreed to issue and sell to Silver Lake $600 million senior unsecured convertible notes due 2024, bearing interest at 2.95% and convertible into AMC Class A common shares at $20.50 per share, before giving effect to the special dividend described below (the “Convertible Notes Issuance”); (ii) used $421 million of the cash raised by the Convertible Notes Issuance to acquire 24,057,143 AMC Class B common shares held by Wanda American Entertainment, Inc. at a price of $17.50 per share; and (iii) used an additional $160 million of the cash raised by the Convertible Notes Issuance to pay a $1.55 per share special dividend on September 28, 2018 to all AMC Class A Common and Class B Common shareholders of record as of September 25, 2018 (collectively, the “Transaction”);

B.            On September 14, 2018, the Company filed a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) announcing the terms of the Transaction;

C.            On November 30, 2018, Plaintiff served a demand on AMC pursuant to 8 Del. C. § 220 to inspect the Company’s books and records relating to the Transaction (the “220 Demand”);

D.            On March 14, 2019, AMC produced certain books and records in response to the 220 Demand;

E.           On April 22, 2019, Plaintiff filed a Verified Class Action and Derivative Complaint, directly on behalf of a purported class of AMC stockholders and derivatively on behalf of Nominal Defendant AMC, against Defendants Dalian Wanda Group Co., Ltd., Wanda America Entertainment, Inc., Wanda America Investment Holding Co. Ltd., Wang Jianlin, Silver Lake Group, L.L.C., Silver Lake Alpine, L.P., Adam Aron, Howard W. Koch, Jr., Gary Locke, and Anthony Saich (the “Complaint”), asserting direct and derivative claims for breach of fiduciary duty against the Director Defendants and Wanda and direct and derivative claims against Silver Lake for aiding-and-abetting those alleged breaches;1

F.             The Complaint alleged, among other things, that the Transaction was not entirely fair to AMC or its public stockholders;

G.            On July 18, 2019, the Board of Directors of AMC formed the SLC, consisting of Ambassador Philip Lader and Adam J. Sussman, to, among other things, (i) consider and determine whether or not prosecution of the claims asserted in the Action was in the best interests of the Company and its stockholders and what action the Company should take with respect to the Action, and (ii) determine the appropriate actions to be taken on behalf of and in the name of the Company with respect to the claims asserted in the Action, including, without limitation, whether to pursue the claims, whether to seek an extrajudicial resolution of the claims, or whether to seek one or more orders from the Court to dismiss or stay the Action;

H.            On September 6, 2019, the SLC moved to stay the Action pending its investigation;

1 Plaintiff’s direct claims cannot survive the Delaware Supreme Court’s decision in Brookfield Asset Mgmt., Inc. v. Rosson, 261 A.3d 1251 (Del. 2021). Therefore, Plaintiff releases herein her individual direct claims only and not any direct claims held by other stockholders.

I.              On November 15, 2019, the Court granted the SLC’s motion to stay the Action pending its investigation;

J.             On March 16, 2020, the SLC moved to extend the stay of the Action pending its continued investigation, which the Court granted on March 17, 2020;

K.            On July 6, 2020 and December 10, 2020, the SLC moved for additional stays of the Action pending its continued investigation, which the Court granted on July 29, 2020 and December 18, 2020;

L.             The SLC’s investigation ultimately extended over an eighteen-month period, during which it retained a legal advisor, valuation expert, corporate governance expert, and investment banking expert to aid with its evaluation of Plaintiff’s claims, conducted twenty-one interviews, and reviewed more than 40,000 documents;

M.           On January 8, 2021, the SLC filed the Report of the Special Litigation Committee of the Board of Directors of AMC Entertainment Holdings, Inc. (the “Report”), in which the SLC concluded that pursuing the Action was not in the best interests of the Company and recommended that the Action be dismissed with prejudice;

N.            Also on January 8, 2021, the SLC filed a Motion to Dismiss the Complaint (the “Motion to Dismiss”);

O.            Following the SLC’s Report and Motion to Dismiss, the Parties engaged in Zapata2 discovery. Plaintiff served document demands and interrogatories on the SLC and Wanda. In total, Plaintiff received and reviewed over 2,600 documents, totaling more than 28,000 pages. Plaintiff also deposed both members of the SLC, as well as the SLC’s investment banking expert, corporate governance expert, and valuation expert;

P.             On January 27, 2022, Plaintiff’s Counsel, the SLC’s Counsel, and Defendants’ Counsel participated in a full day mediation session before retired United States District Court Judge Layn R. Phillips and former Wachtell, Lipton, Rosen & Katz partner David Murphy (together, the “Mediators”). In advance of that session, the Parties exchanged opening and reply mediation statements and exhibits with one another and provided the same to the Mediators, which addressed both liability and damages. The session ended without any agreement being reached;

Q.            Following the mediation, the Parties engaged in additional negotiations under the supervision and guidance of the Mediators. As a result of extensive, arm’s-length negotiations during and after the mediation session, the Parties reached an agreement in principle to settle the Action that was memorialized in a term sheet (the “Term Sheet”) executed on April 27, 2022;

2 Zapata Corp. v. Maldonado, 430 A.2d 779 (Del. 1981).

R.             The Term Sheet sets forth, among other things, the Parties’ agreement to settle and release all claims against Defendants in the Action in return for a cash payment to AMC of $17,375,000, subject to certain terms and conditions and the execution of this Stipulation and other settlement documentation, Notice of the Settlement to AMC’s stockholders, and Court approval of the Settlement;

S.             This Stipulation, together with the exhibits hereto, which has been duly executed by the undersigned signatories on behalf of their respective clients, reflects the final and binding agreement between and among the Parties and supersedes the Term Sheet;

T.            In connection with settlement discussions and negotiations leading to the Settlement set forth in this Stipulation, counsel for the Parties did not discuss (and still have not discussed) the appropriateness or amount of any application by Plaintiff’s Counsel for an award of attorneys’ fees and expenses;

U.            Plaintiff brought her claims in good faith and continues to believe that her claims have merit, but based upon Plaintiff’s and Plaintiff’s Counsel’s investigation and prosecution of the Action, Plaintiff and Plaintiff’s Counsel have concluded that the terms and conditions of this Stipulation and the Settlement are fair, reasonable, and adequate, and in the best interests of the Company and its stockholders. Based on Plaintiff’s direct oversight of the prosecution of this matter and with the advice of her counsel, Plaintiff has agreed to settle and release the claims asserted in the Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial financial benefit provided under the Settlement; (b) the uncertain outcome, inherent delays, and significant risks of continued litigation; and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation;

V.           The SLC has taken into consideration the strengths and weaknesses of Plaintiff’s claims and other factors determined to be relevant by the SLC, including the costs, disruption, and distraction of further litigation, and the SLC has determined that the terms of this Stipulation and the Settlement are fair, reasonable, adequate, and in the best interests of the Company and its stockholders, and confer a substantial benefit upon the Company and its stockholders; and

W.          Defendants have denied, and continue to deny all allegations of wrongdoing or liability on their respective parts, and specifically maintain that they have not committed, or aided-and-abetted in the commission of, any violation of law or breaches of fiduciary duty or engaged in any wrongful acts whatsoever, including specifically those alleged in the Action, and expressly maintain that they have complied with their statutory, fiduciary, and other legal duties, and are entering into this Stipulation and the Settlement solely to eliminate the burden, expense, and uncertainties inherent in further litigation, and without admitting the validity of any allegations made in the Action or any liability with respect thereto, having concluded that it is desirable that the claims against them be settled and dismissed on the terms reflected in this Stipulation. Each of the Parties recognizes and acknowledges that the Action has been initiated, filed, and prosecuted by Plaintiff in good faith, investigated by the SLC in good faith, and defended by Defendants in good faith.

NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among the Parties, by and through their respective undersigned attorneys and subject to the approval of the Court, that, in consideration of the benefits flowing to the Parties from the Settlement, all Released Plaintiff Claims as against the Released Defendant Persons and the Released SLC Persons and all Released Defendant Claims as against the Released Plaintiff Persons and the Released SLC Persons shall be completely, fully, finally, and forever compromised, resolved, discharged, extinguished, settled, released, and dismissed with prejudice upon and subject to the terms and conditions set forth below.

DEFINITIONS

1. As used in this Stipulation and all exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:

(a)           “Action” means the stockholder action captioned Lao v. Dalian Wanda Group Co., Ltd. et al., C.A. No. 2019-0303-JRS, pending before the Court of Chancery of the State of Delaware.

(b)           “Complaint” means the Verified Class Action and Derivative Complaint filed in the Action on April 22, 2019.

(c)           “Court” means the Court of Chancery of the State of Delaware.

(d)           “Defendants’ Counsel” means counsel for Defendants in the Action (i.e., Young Conaway Stargatt & Taylor, LLP, Simpson Thacher & Bartlett LLP, Richards, Layton & Finger, P.A., Weil, Gotshal & Manges LLP, Skadden, Arps, Slate, Meagher & Flom LLP, and Reed Smith LLP).

(e)           “Effective Date” with respect to the Settlement means the first date by which all of the events and conditions specified in Paragraph 18 of this Stipulation have been met and have occurred or have been waived.

(f)            “Fee and Expense Application” means the application by Plaintiff’s Counsel to be filed with the Court for an award of attorneys’ fees and reimbursement of litigation expenses to Plaintiff’s Counsel.

(g)           “Fee and Expense Award” means any award of attorneys’ fees and expenses to Plaintiff’s Counsel that is approved by the Court in connection with the Settlement.

(h)           “Final” with respect to the Order and Final Judgment or any other court order means: (i) the time for the filing or noticing of any motion for reconsideration, appeal, or other review of the order or award has expired without any such filing or notice; or (ii) the order or award has been affirmed in all material respects on an appeal or after reconsideration or other review and is no longer subject to review upon appeal, reconsideration, or other review, and the time for any petition for reconsideration, reargument, appeal, or review of such order or award (or any order affirming it) has expired. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall in no way delay or preclude the Order and Final Judgment from becoming Final.

(i)            “Notice” means the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear, substantially in the form attached hereto as Exhibit B.

(j)            “Notice Costs” means all costs, fees, and expenses related to providing Notice of the Settlement to Company stockholders.

(k)           “Order and Final Judgment” means the [Proposed] Order and Final Judgment, substantially in the form attached hereto as Exhibit C.

(l)            “Person” means any individual, corporation, professional corporation, limited liability company, partnership, limited partnership, limited liability partnership, association, affiliate, joint stock company, investment fund, estate, heir, legal representative, trust, unincorporated association, entity, government or any political subdivision or agency thereof, or any other type of business or legal entity.

(m)          “Plaintiff’s Counsel” means counsel for the Plaintiff in the Action (i.e., Block & Leviton LLP and Heyman Enerio Gattuso & Hirzel LLP).

(n)           “Released Claims” means, collectively, the Released Defendant Claims and the Released Plaintiff Claims.

(o)           “Released Defendant Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, which any Defendant ever had, now has, or may have against any of the Plaintiff Released Persons and/or the Released SLC Persons that arise out of, are based upon, or relate to the institution, prosecution, or settlement of the claims asserted in the Action. For the avoidance of doubt, the Released Defendant Claims shall not include any claims to enforce this Stipulation or the Settlement.

(p)           “Released Defendant Persons” means all persons and entities named as a Defendant in the Action or that could have been named as a Defendant in the Action, including, without limitation, the past and present officers and members of the Board of Directors of AMC, the members of the special committee of the Board of Directors of AMC that approved the Transaction, Silver Lake, and the members of the SLC, and any and all of the respective current and former employers, parent entities, controlling persons, owners, members, co-investors, lenders, principals, affiliates, or subsidiaries of any of the foregoing, and each and all of the respective past or present officers, directors, managers, partners, limited partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers of any of the foregoing.

(q)          “Released Plaintiff Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that (a) were or could have been alleged by Plaintiff (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), or AMC in any court, tribunal, other adjudicatory body, forum, suit, action, or proceeding and (b) arise from or relate to (i) the transactions described in the Form 8-K filed by AMC on September 14, 2018; (ii) the facts and allegations alleged by Plaintiff in the Action; or (iii) the investigation or the settlement of the Action, including the SLC’s investigation. For the avoidance of doubt, the Released Plaintiff Claims shall not include any claims to enforce this Stipulation or the Settlement.

(r)            “Released Plaintiff Persons” means Plaintiff and any and all of her respective current and former employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, managers, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.

(s)           “Released SLC Persons” means the members of the SLC and any and all of their respective current and former employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, managers, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.

(t)            “Released Persons” means each and any of the Released Plaintiff Persons, the Released Defendant Persons, and the Released SLC Persons.

(u)           “Releases” means the releases set forth in Paragraphs 6- 7 of this Stipulation.

(v)           “Scheduling Order” means the order, substantially in the form attached hereto as Exhibit A, to be entered by the Court, providing for, among other things, the scheduling of the Settlement Hearing, the dissemination of Notice of the Settlement to Company stockholders, and an injunction against the prosecution of any of the Released Plaintiff Claims or Released Defendant Claims, pending further order of the Court.

(w)          “Settlement” means the settlement between Plaintiff, the SLC, and Defendants on the terms and conditions set forth in this Stipulation.

(x)            “Settlement Hearing” means the hearing set by the Court to consider, among other things: (i) the Settlement; (ii) the joint request of the Parties that the Order and Final Judgment be entered; and (iii) any objections to any of the foregoing.

(y)           “SLC’s Counsel” means counsel for the SLC in the Action (i.e., McDermott Will & Emery LLP).

(z)            “Term Sheet” means the settlement term sheet executed by the Parties on April 27, 2022.

(aa)         “Unknown Claims” means any claims which Plaintiff (individually or on behalf of AMC), the SLC (on behalf of AMC), or AMC do not know or suspect to exist in her or its favor at the time of the release of such claims and any claims which any Defendant does not know or suspect to exist in his or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement. The Parties may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the Released Claims, but, upon the Effective Date, the Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, which now exist or heretofore have existed, upon any theory of law or equity, from the beginning of time through the date of execution of this Stipulation, without regard to the subsequent discovery or existence of such different or additional facts.

THE SETTLEMENT CONSIDERATION

2.             No later than ten (10) business days prior to the date of the Settlement Hearing, Defendants shall cause the amount of $17,375,000 (the “Cash Settlement Amount”) to be deposited in a segregated, U.S.-based interest-bearing account to be established by Plaintiff’s Counsel at Huntington Bank and held in escrow (the “Account”) for prompt payment as set forth below if the Settlement is approved by the Court. Wanda America Entertainment, Inc., Wanda America Investment Holding Co. Ltd., and/or one of their affiliates will fund $1,500,000 of the Cash Settlement Amount, and AMC’s directors’ and officers’ insurance carriers will fund $15,875,000 of the Cash Settlement Amount. No later than forty (40) calendar days prior to the date of the Settlement Hearing, Plaintiff’s Counsel will provide Defendants’ counsel with a completed W-9 form and wire transfer instructions for the Account, which Defendants’ counsel will, in turn, provide to AMC’s directors’ and officers’ insurance carriers and Wanda.

3.             Defendants’ sole monetary obligation under the Settlement shall be to cause to be paid the Cash Settlement Amount, as set forth in Paragraph 2 above. Defendants Adam Aron, Howard W. Koch, Jr., Gary Locke, Anthony Saich, Silver Lake Group, L.L.C., Silver Lake, L.P., Wang Jianlin, and Wanda Group Co. Ltd. will not be responsible for personally funding, contributing to, or indemnifying any part of the Cash Settlement Amount, and will have no personal monetary obligations to Plaintiff, AMC, or AMC’s stockholders in connection with the Action or the Settlement. Defendants agree that the Nominal Defendant will not indemnify any Defendant for payment, if any, that such Defendant may be required to make toward the Cash Settlement Amount.

4.             The Cash Settlement Amount plus any interest earned thereon (the “Cash Settlement Fund”), less any Court-awarded attorneys’ fees or litigation expenses paid to Plaintiff’s Counsel, and/or any reserve to account for any potential future awards to Plaintiff or Plaintiff’s Counsel, and less any applicable federal, state, and/or local taxes on any interest earned by the Cash Settlement Amount while on deposit in the Account (“Taxes”) and less any tax expenses and costs incurred in connection with determining the amount of, and paying, any taxes owed on the Cash Settlement Amount (including, without limitation, expenses of tax attorneys and accountants) (“Tax Expenses”), shall be transferred from the Account to the Company no later than five (5) business days following the later of (i) the Effective Date and (ii) the date that AMC provides Plaintiff’s Counsel with a completed W-9 form and wire transfer instructions. The following provisions shall govern the Cash Settlement Fund:

(a)         All funds held in the Account shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court until such time as the funds shall be paid out of the Account pursuant to this Stipulation, and/or further order(s) of the Court. The Parties intend that all payments from the Account shall be made pursuant to and as provided by the terms of this Stipulation.

(b)         The funds in the Account shall be invested exclusively in United States Treasury Bills (or a mutual fund invested solely in such instruments) and shall collect and reinvest all interest accrued thereon, except that any residual cash balances up to the amount that is insured by the Federal Deposit Insurance Corporation (“FDIC”) may be deposited in any account that is fully insured by the FDIC. In the event that the yield on United States Treasury Bills is negative, in lieu of purchasing such Treasury Bills, all or any portion of the funds held in the Account may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States. Additionally, if short-term placement of the funds is necessary, all or any portion of the funds held in the Account may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States.

(c)         The Parties agree that the Cash Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1.       Upon written request, Defendants will provide to Plaintiff’s Counsel the statement described in Treasury Regulation § 1.468B-3(e). Plaintiff’s Counsel, as administrators of the Cash Settlement Fund within the meaning of Treasury Regulation § 1.468B- 2(k)(3), may and shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the Qualified Settlement Fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.

(d)        Any Taxes and Tax Expenses shall be paid out of the Cash Settlement Fund, and shall be timely paid, or caused to be paid, by Plaintiff’s Counsel and without further order of the Court. Any tax returns prepared for the Cash Settlement Fund (as well as the election set forth therein) shall be consistent with the previous paragraph and in all events shall reflect that all Taxes and Tax Expenses on the income earned by the Cash Settlement Fund shall be paid out of the Cash Settlement Fund as provided herein.

RELEASE OF CLAIMS

5.           The obligations incurred pursuant to this Stipulation and the Settlement are in consideration of the full and final disposition of the Action as against Defendants and the Releases provided for herein.

6.            Pursuant to the Order and Final Judgment, without further action by anyone, upon the Effective Date of the Settlement, AMC, the Released Plaintiff Persons (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), and each and every stockholder of AMC, derivatively on behalf of AMC, shall and hereby completely, fully, finally, and forever releases, relinquishes, settles, and discharges his, her, or its right to assert any or all of the Released Plaintiff Claims (including Unknown Claims), and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Plaintiff Claims against any of the Released Defendant Persons and/or any of the Released SLC Persons.

7.           Pursuant to the Order and Final Judgment, without further action by anyone, upon the Effective Date of the Settlement, AMC and the Released Defendant Persons shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge their right to assert any or all of the Released Defendant Claims against any of the Released Plaintiff Persons and/or any of the Released SLC Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Defendant Claims against any of the Released Plaintiff Persons and/or any of the Released SLC Persons.

8.           As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and the Order and Final Judgment. The Order and Final Judgment, including, without limitation, the Releases set forth in Paragraphs 6-7 above, shall have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Defendant Persons, the Released SLC Persons, and/or the Released Plaintiff Persons.

9.           Notwithstanding Paragraphs 6- 7 above, nothing in the Order and Final Judgment shall bar any action by any of the Parties to enforce the terms of this Stipulation or the Order and Final Judgment.

SCHEDULING ORDER AND NOTICE

10.       Promptly upon execution of this Stipulation, the Parties shall submit this Stipulation to the Court and shall jointly apply for entry of the Scheduling Order, substantially in the form attached hereto as Exhibit A, which shall, among other things, schedule the date and time of the Settlement Hearing, approve the form and content of the Notice to Company stockholders, and enjoin the prosecution of any of the Released Plaintiff Claims or Released Defendant Claims, pending further order of the Court. The Parties agree jointly to seek the scheduling of the Settlement Hearing to take place no earlier than sixty (60) calendar days from provision of Notice to the Company’s stockholders. No later than ten (10) calendar days following the Court setting a date for the Settlement Hearing, the Company shall provide Notice of the Settlement and Settlement Hearing to stockholders as follows: (i) cause a copy of the Notice, substantially in the form attached as Exhibit B to this Stipulation, to be mailed to all AMC stockholders of record (other than the Parties) as of the date of this Stipulation at their last known addresses as shown on the stock records maintained on behalf of AMC; (ii) file with the SEC a Current Report on Form 8-K briefly describing the Settlement and stating where stockholders can locate this Stipulation and the Notice on AMC’s website; (iii) post a copy of this Stipulation and the Notice on AMC’s website, which shall remain on AMC’s website through the Effective Date or termination of the Settlement; and (iv) post a notice regarding the Settlement on AMC’s Twitter account, in substantially the following form:

AMC has recently reached an agreement to settle a stockholder derivative action. The settlement agreement and settlement notice can be located on AMC’s website at this address: [Insert address once available]. AMC stockholders have the right to object to the settlement and the deadline to do so is [Insert date once available].

11.       The Company shall assume all administrative responsibility for and will pay any and all Notice Costs (which may be reimbursed by AMC’s directors’ and officers’ insurance carriers), regardless of whether the Court approves the Settlement or the Effective Date fails to occur. Neither Plaintiff, Plaintiff’s Counsel, the Director Defendants, Silver Lake, nor Wanda shall be responsible for any Notice Costs, nor shall any Notice Costs be paid from the Cash Settlement Fund.

TERMS OF THE ORDER AND FINAL JUDGMENT

12.       If the Settlement contemplated by this Stipulation is approved by the Court, Plaintiff’s Counsel, the SLC’s Counsel, and Defendants’ Counsel shall jointly request that the Court enter the [Proposed] Order and Final Judgment, substantially in the form attached hereto as Exhibit C.

ATTORNEYS’ FEES AND LITIGATION EXPENSES

13.       Plaintiff’s Counsel intends to submit to the Court the Fee and Expense Application based upon the benefits provided to AMC from the Settlement. It is not a condition of this Stipulation, the Settlement, or the Order and Final Judgment that the Court award any attorneys’ fees or expenses to Plaintiff’s Counsel. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any Fee and Expense Application and/or Fee and Expense Award. Defendants and AMC reserve the right to oppose the Fee and Expense Application. In the event that the Court does not award attorneys’ fees or expenses, or in the event the Court makes an award in an amount that is less than the amount requested by Plaintiff’s Counsel or is otherwise unsatisfactory to Plaintiff’s Counsel, or in the event that any such award is vacated or reduced on appeal, this Stipulation and the Settlement, including the effectiveness of the Releases and other obligations of the Parties under the Settlement, nevertheless shall remain in full force and effect.

14.       Unless the Settlement is terminated pursuant to the terms of this Stipulation, then: (a) the Fee and Expense Application shall be the only petition for attorneys’ fees and expenses to Plaintiff’s Counsel, or counsel purporting to represent any other stockholder of AMC in connection with the Action, the Settlement, or any of the Released Plaintiff Claims; (b) within five (5) business days following the Court’s entry of any Fee and Expense Award, and notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, any Fee and Expense Award shall be paid to Plaintiff’s Counsel from the Account; and (c) the payment of any Fee and Expense Award to Plaintiff’s Counsel shall be subject to the obligation of Plaintiff’s Counsel to make appropriate refunds or repayments to AMC or the Account, as appropriate, if the Settlement is terminated or if, as a result of any appeal or further proceedings on remand or successful collateral attack, the Fee and Expense Award is reduced or reversed and such order reducing or reversing the Fee and Expense Award has become Final. Plaintiff’s Counsel shall make the appropriate refund or repayment in full no later than five (5) business days after (a) receiving from Defendants’ Counsel notice of the termination of the Settlement; or (b) any Court order reducing or reversing the Fee and Expense Award has become Final.

15.      Plaintiff’s Counsel shall allocate the attorneys’ fees awarded amongst themselves in a manner which they, in good faith, believe reflects the contributions of such counsel to the institution, prosecution, and settlement of the Action. The Released Defendant Persons shall have no responsibility for or liability whatsoever with respect to the allocation or award of the Fee and Expense Award amongst Plaintiff’s Counsel.

STAY OF PROCEEDINGS

16.      The Parties agree that the Action is hereby stayed in its entirety and that they shall not initiate any proceedings in the Action or otherwise, except those related to the Settlement.

17.       If any action is filed in any state or federal court asserting any of the Released Plaintiff Claims prior to final approval of the Settlement, the Parties shall use their reasonable best efforts to prevent, stay, or seek the dismissal of such action, and to oppose the entry of any interim or final relief in favor of the plaintiff in such action against any of Defendants or the SLC that challenges the Settlement or otherwise involves any of the Released Plaintiff Claims.

CONDITIONS OF SETTLEMENT AND EFFECT OF TERMINATION

18.       The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver of all of the following events:

(a)	the Court has entered the Scheduling Order, substantially in the form set forth in Exhibit A attached hereto;

(b)	Plaintiff has not exercised her option to terminate the Settlement pursuant to Paragraph 20 below;

(c)	The SLC has not exercised its option to terminate the Settlement pursuant to Paragraph 20 below;

(d)	Defendants have not exercised their option to terminate the Settlement pursuant to Paragraph 20 below; and

(e)	the Court has approved the Settlement as described herein, following notice to Company stockholders and a hearing, and entered the Order and Final Judgment, substantially in the form set forth in Exhibit C attached hereto, and the Order and Final Judgment has become Final.

19.         This Stipulation is expressly conditioned on and subject to the Court’s entry of the Order and Final Judgment, in all material respects, and final approval of the Order and Final Judgment.

20.         Plaintiff, the SLC, and Defendants (provided Defendants unanimously agree amongst themselves) shall each have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (“Termination Notice”) to the other Parties within thirty (30) calendar days of: (a) the Court’s refusal to enter the Scheduling Order in any respect that materially alters the rights and obligations of the Parties with respect to the Settlement; (b) the Court’s refusal to approve the Settlement or any material part thereof; (c) the Court’s refusal to enter the Order and Final Judgment in any material respect as to the Settlement; or (d) the date upon which an order vacating, modifying, revising, or reversing the Order and Final Judgment becomes Final. For the avoidance of doubt, the releases provided for in the Settlement and the Order and Final Judgment are material terms. In the event that the Settlement is terminated, the provisions of Paragraph 21 below shall apply. In addition, Plaintiff shall have the right to terminate the Settlement if the Cash Settlement Amount is not fully paid in accordance with the provisions of Paragraph 2 above or any portion of the Cash Settlement Amount is required to be returned to Defendants, their insurers, or any other person paying the same for any reason, whether before or after the Effective Date. Any decision or proceeding, whether in this Court or any appellate court, solely with respect to an application for an award of attorneys’ fees or litigation expenses, however, shall not be considered material to the Settlement, shall not affect the finality of the Order and Final Judgment, and shall not be grounds for termination of the Settlement.

21.       If any of the Parties exercise their right to terminate the Settlement pursuant to Paragraph 20 above, then: (a) the Settlement and the relevant portions of this Stipulation shall be canceled; (b) the Parties shall each revert to their respective litigation positions in the Action as of immediately prior to the execution of the Term Sheet on April 27, 2022; (c) the terms and provisions of the Term Sheet and this Stipulation, with the exception of this Paragraph 21 and Paragraphs 11, 13-15, 18, 22, 40, and 41 hereof, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and the Parties shall proceed in all respects as if the Term Sheet and this Stipulation had not been entered; (d) the Order and Final Judgment and any other order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc; (e) all of the Parties’ respective claims and defenses as to any issue in the Action shall be preserved without prejudice in any way; (f) the statements made in connection with the mediation and the negotiation of the Settlement, the Term Sheet, and this Stipulation shall not be deemed to prejudice in any way the positions of any of the Parties with respect to the Action, or to constitute an admission of fact or of wrongdoing by any Party, and shall not entitle any Party to recover any fees, costs, or expenses incurred in connection with the Action; and (g) neither the existence of the Term Sheet or this Stipulation, nor their contents, nor any statements made in connection with the mediation or the negotiation of the Settlement, the Term Sheet, or this Stipulation, nor any settlement communications, shall be admissible in evidence or shall be referred to for any purpose in the Action, or in any other suit, action, or proceeding.

NO ADMISSION OF WRONGDOING

22.      Neither this Stipulation, the fact or any terms of the Settlement, nor any negotiations or proceedings in connection therewith is or shall be deemed to be evidence of, or a presumption, admission, or concession by any Party or any Released Person of any fault, liability, or wrongdoing whatsoever, concerning the Action or the facts and circumstances giving rise to the Action. This Stipulation is not a finding or evidence of the validity or invalidity of any claims or defenses in the Action or any other actions or proceedings, or of any wrongdoing by any of Defendants or of any damages or injury to Plaintiff, AMC, or any AMC stockholder. Neither the Term Sheet, this Stipulation, or the negotiations leading to the execution of the Term Sheet and this Stipulation, nor any proceedings taken pursuant to or in connection with the Term Sheet, this Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith): (a) shall be offered as against any of the Released Defendant Persons or the Released SLC Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, proof, or admission by any of the Released Defendant Persons or the Released SLC Persons with respect to the truth of any fact alleged by Plaintiff or the validity of any claim that was or could have been asserted in the Action or in any other litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, injury, acts, omissions, or other wrongdoing of any kind by any of the Released Defendant Persons or the Released SLC Persons, or in any way referred to for any other reason as against any of the Released Defendant Persons or the Released SLC Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; (b) shall be offered against any of the Released Plaintiff Persons or the Released SLC Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, proof, or admission by any of the Released Plaintiff Persons or the Released SLC Persons that any of their claims are without merit, that any of the Released Defendant Persons had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement consideration, or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason against any of the Released Plaintiff Persons or the Released SLC Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; nor (c) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that this Stipulation, the Scheduling Order, and/or the Order and Final Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue that this Stipulation and/or the Order and Final Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect, or to otherwise consummate or enforce this Stipulation and/or the Order and Final Judgment.

MISCELLANEOUS PROVISIONS

23.        All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms and conditions of this Stipulation and the terms and conditions of any exhibit attached hereto, the terms and conditions of this Stipulation shall prevail.

24.         The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Plaintiff (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), or AMC against the Released Defendant Persons with respect to the Released Plaintiff Claims. Accordingly, the Parties and their counsel agree not to assert in any forum that this Action was brought by Plaintiff, investigated by the SLC, or defended by Defendants in bad faith or without a reasonable basis. The Parties agree that the Settlement consideration and the other terms of the Settlement were negotiated at arm’s-length and in good faith by the Parties and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

25.        The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of each of the Parties (or their successors-in-interest).

26.         Without further order of the Court, the Parties may agree in writing to reasonable extensions of time to carry out any of the provisions of this Stipulation.

27.        The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

28.         The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and litigation expenses to Plaintiff’s Counsel and enforcing the terms of this Stipulation.

29.        The waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

30.         This Stipulation and its exhibits constitute the entire agreement among the Parties concerning the Settlement, and this Stipulation and its exhibits supersede any prior agreements among the Parties with respect to the subject matter hereof. All Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation or its exhibits other than those contained and memorialized in such documents.

31.        This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tiff image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

32.         This Stipulation shall be binding upon and shall inure to the benefit of the Parties (and, in the case of the Releases, all of the Released Persons) and their respective agents, heirs, executors, administrators, transferees, predecessors, predecessors-in-interest, affiliates, successors, successors-in-interest, and assigns, including any corporation, partnership, or other entity into or with which any Party hereto may merge, consolidate or reorganize. The Parties acknowledge and agree, for the avoidance of doubt, that the Released Persons are intended beneficiaries of this Stipulation and are entitled to enforce the Releases contemplated by the Settlement.

33.        This Stipulation shall be treated as jointly drafted and will not be construed against any Party as the drafter.

34.        The construction, interpretation, operation, effect, and validity of this Stipulation and all documents necessary to effectuate it shall be governed by the internal laws of the State of Delaware without regard to conflicts of laws.

35.         The exclusive forum for the adjudication of any disputes arising under this Stipulation shall be the Court. Each Party accepts and consents to personal jurisdiction in Delaware for purposes of enforcing the Parties’ obligations under this Stipulation and waives any objection to venue in the Court. Each of the Parties agree that, in the event that the Settlement is not approved by the Court or is reversed on appeal, entry into this Stipulation, other agreements related hereto, or any actions that are taken or contemplated by the Parties under this Stipulation or other agreements related hereto, shall not constitute or demonstrate that any Party has consented to personal jurisdiction in Delaware for the purposes of the Action and the Parties reserve all rights to assert a personal jurisdiction defense. The Parties further agree that entry into the Stipulation, other agreements related hereto, or any actions that are taken or contemplated by the Parties under this Stipulation or agreements related hereto, shall not be offered as evidence by any Party to try and demonstrate that any other Party has waived its right to challenge, or otherwise consented to, personal jurisdiction in Delaware for purposes of the Action.

36.         Plaintiff represents and warrants that (a) she has been a continuous stockholder of AMC at all times relevant to the allegations in the Complaint; and (b) she will remain an AMC stockholder through the Effective Date. Plaintiff and Plaintiff’s Counsel represent that none of the claims or causes of action asserted in the Complaint, or any claims that Plaintiff could have alleged in the Action, have been assigned, encumbered, or in any manner transferred, in whole or in part.

37.        All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms.

38.        Plaintiff’s Counsel, the SLC’s Counsel, and Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Settlement, as embodied in this Stipulation, and to use their best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

39.       Any Party may give notice or service to another Party under this Stipulation. Such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or email transmission. Notice shall be provided as follows:

If to Plaintiff or Plaintiff’s Counsel:	Block & Leviton LLP Attn: Jason M. Leviton, Esq. 260 Franklin Street, Suite 1860 Boston, MA 02110 jason@blockleviton.com

If to the SLC or the SLC’s Counsel:	McDermott Will & Emery LLP Attn: Ashley R. Altschuler The Nemours Building 1007 N. Orange Street, 10th Floor Wilmington, DE 19801 aaltschuler@mwe.com

If to Defendants or Defendants’ Counsel:	Weil, Gotshal & Manges LLP Attn: John A. Neuwirth 767 Fifth Avenue New York, NY 10153 john.neuwirth@weil.com

-and-

Simpson Thacher & Bartlett LLP Attn: Stephen P. Blake 2475 Hanover Street Palo Alto, CA 94304 sblake@stblaw.com

-and-

Skadden, Arps, Slate, Meagher & Flom LLP Attn: Edward B. Micheletti One Rodney Square 920 N. King Street Wilmington, DE 19801 edward.micheletti@skadden.com

-and-

Reed Smith LLP Attn: Brian M. Rostocki 1201 N. Market Street, Suite 1500 Wilmington, DE 19801 brostocki@ReedSmith.com

40.       Except as otherwise provided herein, each Party shall bear its own costs.

41.        Whether or not this Stipulation is approved by the Court and whether or not this Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents, and proceedings in connection with this Stipulation confidential.

42.         The Parties agree to continue to preserve the confidentiality of documents pursuant to the Stipulation and Order for the Production and Exchange of Confidential and Highly Confidential Information entered in the Action.

IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed, by their duly authorized attorneys, as of June 6, 2022.

BLOCK & LEVITON LLP

OF COUNSEL:	/s/ Nathan A. Cook
Nathan A. Cook (# 4841)
Jason M. Leviton	3801 Kennett Pike, Suite C-305
Joel A. Fleming	Wilmington, DE 19807
Amanda Crawford	(302) 499-3600
BLOCK & LEVITON LLP
260 Franklin Street, Suite 1860
Boston, MA 02110
(617) 398-5600	HEYMAN ENERIO GATTUSO & HIRZEL LLP

/s/ Kurt M. Heyman
Kurt M. Heyman (# 3054)
Melissa N. Donimirski (# 4701)
Aaron M. Nelson (# 5941)
300 Delaware Avenue, Suite 200
Wilmington, DE 19801
(302) 472-7300

Attorneys for Plaintiff Linda Lao

YOUNG CONAWAY STARGATT & TAYLOR, LLP

OF COUNSEL:	/s/ Elena C. Norman
Elena C. Norman (#4780)
James G. Kreissman	James M. Yoch, Jr. (#5251)
Stephen P. Blake	Rodney Square
SIMPSON THACHER & BARTLETT LLP	1000 N. King Street
2475 Hanover Street	Wilmington, DE 19801
Palo Alto, CA 94304	(302) 571-6600
(650) 251-5000
Counsel for Defendants Silver Lake Group, L.L.C. and Silver Lake Alpine, L.P .

RICHARDS, LAYTON & FINGER, P.A.

OF COUNSEL:	/s/ Kevin M. Gallagher
Gregory P. Williams (#2168)
John A. Neuwirth	Kevin M. Gallagher (#5337)
Joshua S. Amsel	One Rodney Square
Stefania D. Venezia	920 N. King Street
Matthew S. Connors (#5598)	Wilmington, DE 19801
WEIL, GOTSHAL & MANGES LLP	(302) 651-7700
767 Fifth Avenue
New York, NY 10153	Counsel for Defendants Adam Aron, Howard W. Koch, Jr., and Gary Locke and Nominal Defendant AMC Entertainment Holdings, Inc.
(212) 310-8000
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

OF COUNSEL:	/s/ Edward B. Micheletti
Edward B. Micheletti (#3794)
Peter B. Morrison	Bonnie W. David (#5964)
Virginia Milstead	One Rodney Square
SKADDEN, ARPS, SLATE,	920 N. King Street
MEAGHER & FLOM LLP	Wilmington, DE 19801
300 South Grand Avenue, Suite 3400	(302) 651-3000
Los Angeles, CA 90071
(213) 687-500	Counsel for Defendant Anthony Saich

REED SMITH LLP

/s/ Brian M. Rostocki
Brian M. Rostocki (#4599)
1201 N. Market Street, Suite 1500
Wilmington, DE 19801
(302) 778-7500

Counsel for Defendants Wanda America Entertainment, Inc. and Wanda America Investment Holding Co. Ltd.

MCDERMOTT WILL & EMERY LLP

/s/ Ashley R. Altschuler
OF COUNSEL:	Ashley R. Altschuler (#3803)
Ethan H. Townsend (#5813)
Timothy E. Hoeffner	Harrison S. Carpenter (#6018)
Timothy C. Cramton	The Nemours Building
Mcdermott will & emery llp	1007 N. Orange Street, 10th Floor
One Vanderbilt Avenue	Wilmington, DE 19801
New York, NY 10017	(302) 485-3910
Tel.: (212) 547-5400
Counsel for the Special Litigation Committee of the Board of Directors of AMC Entertainment Holdings, Inc.

EFiled: Jun 06 2022 04:41PM EDT Transaction ID 67696997 Case No. 2019-0303-JRS

EXHIBIT A

STIPULATION AND AGREEMENT OF

SETTLEMENT

1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LINDA LAO,
Plaintiff,

v.	C.A. No. 2019-0303-JRS

DALIAN WANDA GROUP CO., LTD., WANDA AMERICA ENTERTAINMENT, INC., WANDA AMERICA INVESTMENT HOLDING CO. LTD., WANG JIANLIN, SILVER LAKE GROUP, L.L.C., SILVER LAKE ALPINE, L.P., ADAM ARON, HOWARD W. KOCH, JR., GARY LOCKE, and ANTHONY SAICH,

Defendants,

and

AMC ENTERTAINMENT HOLDINGS, INC.,

Nominal Defendant.

[PROPOSED] SCHEDULING ORDER

WHEREAS, (a) Plaintiff Linda Lao (“Plaintiff”); (b) the Special Litigation Committee (the “SLC”) of the Board of Directors of Nominal Defendant AMC Entertainment Holdings, Inc. (“AMC,” “Nominal Defendant,” or the “Company”), acting for and on behalf of AMC; (c) Defendants Dalian Wanda Group Co., Ltd., Wanda America Entertainment, Inc., Wanda America Investment Holding Co. Ltd., and Wang Jianlin (collectively, “Wanda”); (d) Defendants Silver Lake Group, L.L.C. and Silver Lake Alpine, L.P. (together, “Silver Lake”); and (e) Defendants Adam Aron, Howard W. Koch, Jr., Gary Locke, and Anthony Saich (collectively, the “Director Defendants,” and together with Wanda and Silver Lake, the “Defendants,” and together with Plaintiff and the SLC, the “Parties” and each a “Party”) have entered into the Stipulation and Agreement of Settlement, dated June 6, 2022 (the “Stipulation”), which (i) sets forth all of the terms and conditions of the settlement and resolution of the above-captioned action (the “Action”), (ii) fully, finally, and forever resolves, discharges, and settles the Released Plaintiff Claims against the Released Defendant Persons and the Released SLC Persons, and the Released Defendant Claims against the Released Plaintiff Persons and the Released SLC Persons, and (iii) provides for a dismissal of the Action with prejudice;

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WHEREAS, in accordance with the Stipulation, the Parties have made an application, pursuant to Court of Chancery Rule 23.1, for entry of a scheduling order in accordance with the Stipulation, approving the form and content of the notice of the Settlement to AMC stockholders, and scheduling the date and time for the Settlement Hearing; and

WHEREAS, the Court having read and considered the Stipulation and the exhibits attached thereto; the Stipulation being sufficient to warrant notice to AMC stockholders; and all Parties having consented to the entry of this Order;

NOW THEREFORE, IT IS HEREBY ORDERED, this _______ day of __________, 2022, as follows:

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1.            Definitions: Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings as they have in the Stipulation.

2.           Settlement Hearing: The Court will hold a settlement hearing (the “Settlement Hearing”) on _____________, 2022, at __:__ _.m., at the Court of Chancery of the State of Delaware, ___________________, or as may be undertaken via a remote proceeding such as telephone or video conference (in the discretion of the Court) for the following purposes:

(a)	to determine whether Plaintiff and Plaintiff’s Counsel have adequately represented the interests of AMC;

(b)	to determine whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to AMC, and should be approved by the Court;

(c)	to determine whether the Order and Final Judgment, substantially in the form attached as Exhibit C to the Stipulation, should be entered dismissing the Action with prejudice against Defendants;

(d)	to consider the application by Plaintiff’s Counsel for an award of attorneys’ fees and litigation expenses;

(e)	to consider any objections to the Settlement or the application by Plaintiff’s Counsel for an award of attorneys’ fees and litigation expenses; and

(f)	to consider any other matters that may properly be brought before the Court in connection with the Settlement.

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3.            The Court reserves the right to adjourn and reconvene the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees and expenses, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. The Court further reserves the right to approve the Stipulation and the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice to AMC stockholders. Further, the Court may render its Order and Final Judgment and order the payment of a Fee and Expense Award, all without further notice. The Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to AMC stockholders.

4.            Manner of Giving Notice: No later than ten (10) calendar days following the Court setting a date for the Settlement Hearing, AMC shall provide Notice of the Settlement and Settlement Hearing to stockholders as follows: (i) cause a copy of the Notice, substantially in the form attached as Exhibit B to the Stipulation, to be mailed to all AMC stockholders of record (other than the Parties) as of the date of the Stipulation (“Current AMC Stockholders”) at their last known addresses as shown on the stock records maintained on behalf of AMC; (ii) file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K briefly describing the Settlement and stating where stockholders can locate the Stipulation and Notice on AMC’s website; (iii) post a copy of the Stipulation and Notice on AMC’s website, which shall remain on AMC’s website through the Effective Date or termination of the Settlement; and (iv) post a notice regarding the Settlement on AMC’s Twitter account, in substantially the following form:

AMC has recently reached an agreement to settle a stockholder derivative action. The settlement agreement and settlement notice can be located on AMC’s website at this address: [Insert address once available]. AMC stockholders have the right to object to the settlement and the deadline to do so is [Insert date once available].

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5.           No later than twenty-seven (27) calendar days prior to the Settlement Hearing, AMC shall file with the Court proof, by affidavit(s), of compliance with Paragraph 4 above.

6.            Approval of Form and Content of Notice: The Court (a) approves, as to form and content, the Notice, attached to the Stipulation as Exhibit B, and (b) finds that the mailing of the Notice in the manner and form set forth in Paragraph 4 of this Order: (i) constitutes notice that is reasonably calculated, under the circumstances, to apprise AMC stockholders of the pendency of the Action, of the effect of the Settlement (including the Releases to be provided thereunder), of Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses, of their right to object to the Settlement and/or Plaintiff’s Counsel’s application for attorneys’ fees and expenses, and of their right to appear at the Settlement Hearing; (ii) constitutes due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the Settlement; and (iii) satisfies the requirements of Court of Chancery Rule 23.1, the United States Constitution (including the Due Process Clause), and all other applicable law and rules. The date and time of the Settlement Hearing shall be included in the Notice before it is mailed and posted.

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7.            Appearance and Objections at Settlement Hearing: Any Current AMC Stockholder who or which continues to hold shares as of the date of the Settlement Hearing may enter an appearance in the Action, at his, her, or its own expense, individually or through counsel of his, her, or its own choice, by filing with the Register in Chancery and delivering a notice of appearance to Plaintiff’s Counsel, the SLC’s Counsel, and Defendants’ Counsel at the addresses set forth in Paragraph 8 below, such that it is received no later than fourteen (14) calendar days prior to the Settlement Hearing, or as the Court may otherwise direct. Any Current AMC Stockholder who or which does not enter an appearance will be represented by Plaintiff’s Counsel and shall be deemed to have waived and forfeited any and all rights he, she, or it may otherwise have to appear separately at the Settlement Hearing.

8.            Any Current AMC Stockholder who or which continues to hold shares of AMC common stock as of the date of the Settlement Hearing may file a written objection to the Stipulation, the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiff’s Counsel’s application for an award of attorneys’ fees and litigation expenses with the Register in Chancery in accordance with the requirements set forth in Paragraph 9, and may appear and show cause, if he, she, or it has any cause, why the Settlement, the Stipulation, the Order and Final Judgment, and/or the application for attorneys’ fees and expenses should not be approved; provided, however, that, unless otherwise directed by the Court for good cause shown, no such person or entity shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, the Stipulation, the Order and Final Judgment, and/or the application for attorneys’ fees and expenses unless that person or entity has filed a written objection with the Register in Chancery and served (by hand, first class mail, or FedEx) copies of such objection on Plaintiff’s Counsel, the SLC’s Counsel, and Defendants’ Counsel at the addresses set forth below, such that they are received no later than fourteen (14) calendar days prior to the Settlement Hearing.

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Counsel for Plaintiff:	Counsel for Defendants:

Jason M. Leviton	John A. Neuwirth
Block & Leviton LLP	Weil, Gotshal &
260 Franklin Street, Suite 1860	Manges LLP
Boston, MA 02110	767 Fifth Avenue
New York, NY 10153

Counsel for the SLC:	-and-

Ashley R. Altschuler	Stephen P. Blake
McDermott Will & Emery LLP	Simpson Thacher &
The Nemours Building	Bartlett LLP

1007 N. Orange Street, 10th Floor	2475 Hanover Street
Wilmington, DE 19801	Palo Alto, CA 94304

-and-

Edward B. Micheletti
Skadden, Arps, Slate,
Meagher & Flom LLP
One Rodney Square
920 N. King Street
Wilmington, DE 19801

-and-

Brian M. Rostocki
Reed Smith LLP
1201 N. Market Street
Suite 1500
Wilmington, DE 19801

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9.            Any objections, filings, and other submissions must: (a) state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) be signed by the objector; (c) state that the objection is being filed with respect to “Lao v. Dalian Wanda Group Co., Ltd. et al., C.A. No. 2019-0303-JRS (Del. Ch.)”; (d) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (e) include documentation sufficient to prove that the objector owned shares of AMC common stock as of the close of business on June 6, 2022, and contain a statement that the objector continues to hold shares of AMC common stock as of the date of filing of the objection and will continue to hold shares of AMC common stock as of the date of the Settlement Hearing.

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10.        Unless the Court orders otherwise, any person or entity who or which does not make his, her, or its objection in the manner provided herein shall: (a) be deemed to have waived and forfeited his, her, or its right to object to any aspect of the Settlement, the Stipulation, the Order and Final Judgment, or Plaintiff’s Counsel’s application for an award of attorneys’ fees and litigation expenses; (b) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Stipulation, the Order and Final Judgment to be entered approving the Settlement, or the attorneys’ fees and expenses requested or awarded; and (c) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other suit, action, or proceeding (including, without limitation, any right of appeal), with respect to any matters concerning the Settlement, the Stipulation, the Order and Final Judgment, or the requested or awarded attorneys’ fees and expenses.

11.         Stay and Temporary Injunction: Until otherwise ordered by the Court, the Court stays all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending a final determination of whether the Settlement should be approved, the Court (a) bars and enjoins Plaintiff (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), and all other AMC stockholders (derivatively on behalf of AMC) from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any Released Plaintiff Claims against any of the Released Defendant Persons and/or any of the Released SLC Persons; and (b) bars and enjoins Defendants from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any Released Defendant Claims against any of the Released Plaintiff Persons and/or any of the Released SLC Persons.

12.       Notice Costs: All Notice Costs shall be paid by AMC or its successor(s)-in-interest (which may be reimbursed by AMC’s or its successor(s)-in-interest’s directors’ and officers’ insurance carriers), regardless of whether the Court declines to approve the Settlement or the Effective Date otherwise fails to occur, and in no event shall Plaintiff, Plaintiff’s Counsel, the Director Defendants, Silver Lake, or Wanda be responsible for any Notice Costs.

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13.      Use of this Order: Neither this Order, the Stipulation, the fact or any terms of the Settlement, nor any negotiations or proceedings in connection therewith is or shall be deemed to be evidence of, or a presumption, admission, or concession by any Party or any Released Person of, any fault, liability, or wrongdoing whatsoever, concerning the Action or the facts and circumstances giving rise to the Action. This Order is not a finding or evidence of the validity or invalidity of any claims or defenses in the Action or any other actions or proceedings, or of any wrongdoing by any of Defendants or of any damages or injury to Plaintiff, AMC, or any AMC stockholder. Neither this Order, the Term Sheet, the Stipulation, or the negotiations leading to the execution of the Term Sheet or the Stipulation, nor any proceedings taken pursuant to or in connection with the Term Sheet, the Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith): (a) shall be offered as against any of the Released Defendant Persons or the Released SLC Persons as evidence of, or construed as, or deemed to be evidence of, any presumption, concession, proof, or admission by any of the Released Defendant Persons or the Released SLC Persons with respect to any fact alleged by Plaintiff or the validity of any claim that was or could have been asserted in the Action or in any other litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, injury, acts, omissions, or other wrongdoing of any kind by any of the Released Defendant Persons or the Released SLC Persons, or in any way referred to for any other reason as against any of the Released Defendant Persons or the Released SLC Persons in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; (b) shall be offered against any of the Released Plaintiff Persons or the Released SLC Persons as evidence of, or construed as, or deemed to be evidence of, any presumption, concession, proof, or admission by any of the Released Plaintiff Persons or the Released SLC Persons that any of their claims are without merit, that any of the Released Defendant Persons had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement consideration, or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason against any of the Released Plaintiff Persons or the Released SLC Persons in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; nor (c) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that this Scheduling Order, the Stipulation, and/or the Order and Final Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue that the Stipulation and/or the Order and Final Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect, or to otherwise consummate or enforce the Stipulation and/or the Order and Final Judgment. This provision shall remain in force in the event that the Settlement is terminated for any reason whatsoever.

14. Termination of Settlement: If the Settlement is terminated as provided in the Stipulation or the Effective Date of the Settlement otherwise fails to occur: (a) this Order shall be vacated, rendered null and void, and be of no further force and effect (except as otherwise provided by the Stipulation); (b) this Order shall be without prejudice to the rights of Plaintiff, the SLC, Defendants, AMC, and its stockholders, and the Parties shall each revert to their respective litigation positions in the Action as of immediately prior to the execution of the Term Sheet on April 27, 2022, as provided in the Stipulation; (c) all of the Parties’ respective claims and defenses as to any issue in the Action shall be preserved without prejudice in any way; (d) the statements made in connection with the mediation and the negotiation of the Settlement, the Term Sheet, and the Stipulation shall not be deemed to prejudice in any way the positions of any of the Parties with respect to the Action, or to constitute an admission of fact or of wrongdoing by any Party, and shall not entitle any Party to recover any fees, costs, or expenses incurred in connection with the Action; and (e) neither the existence of the Term Sheet or the Stipulation, nor their contents, nor any statements made in connection with the mediation or the negotiation of the Settlement, the Term Sheet, or the Stipulation, nor any settlement communications, shall be admissible in evidence or shall be referred to for any purpose in the Action, or in any other suit, action, or proceeding.

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15.        Supporting Papers: Plaintiff (and the SLC, if it chooses) shall file opening papers in support of the Settlement and Plaintiff shall file opening papers in support of any application for an award of attorneys’ fees and litigation expenses no later than twenty-seven (27) calendar days prior to the Settlement Hearing; any objections thereto shall be filed no later than fourteen (14) calendar days prior to the Settlement Hearing; and reply papers, if any, shall be filed no later than five (5) calendar days prior to the Settlement Hearing.

16.        Final Approval: If the Settlement is approved by the Court following the Settlement Hearing, the Parties will request that the Court enter the Order and Final Judgment, substantially in the form attached as Exhibit C to the Stipulation. The effectiveness of the Order and Final Judgment shall not be conditioned upon the approval of any Fee and Expense Award, either at all or in any particular amount by the Court.

17.        Interpretation of Headings: The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

18.       Retention of Jurisdiction: The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

Vice Chancellor

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EFiled: Jun 06 2022 04:41PM EDT Transaction ID 67696997 Case No. 2019-0303-JRS

EXHIBIT B

STIPULATION AND AGREEMENT OF SETTLEMENT

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LINDA LAO,

Plaintiff,

v.	C.A. No. 2019-0303-JRS

DALIAN WANDA GROUP CO., LTD., WANDA AMERICA ENTERTAINMENT, INC., WANDA AMERICA INVESTMENT HOLDING CO. LTD., WANG JIANLIN, SILVER LAKE GROUP, L.L.C., SILVER LAKE ALPINE, L.P., ADAM ARON, HOWARD W. KOCH, JR., GARY LOCKE, and ANTHONY SAICH,

Defendants,

and

AMC ENTERTAINMENT HOLDINGS, INC.,

Nominal Defendant.

NOTICE OF PENDENCY OF DERIVATIVE ACTION,

PROPOSED SETTLEMENT OF DERIVATIVE ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Court of Chancery of the State of Delaware authorized this Notice.

This is not a solicitation from a lawyer.

TO: ALL PERSONS OR ENTITIES WHO OR WHICH HELD SHARES OF AMC ENTERTAINMENT HOLDINGS, INC. COMMON STOCK AS OF THE CLOSE OF BUSINESS ON JUNE 6, 2022 (“CURRENT AMC STOCKHOLDERS”).

The purpose of this Notice is to inform you of: (i) the pendency of the above-captioned stockholder derivative action (the “Action”), which was brought by plaintiff Linda Lao (“Plaintiff”), on behalf of and for the benefit of AMC Entertainment Holdings, Inc. (“AMC,” “Nominal Defendant,” or the “Company”), in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to Court approval, as provided in the Stipulation and Agreement of Settlement dated as of June 6, 2022 (the “Stipulation”); (iii) the hearing that the Court will hold on _______________, 2022 at _.m to determine whether to approve the Settlement and to consider the application by Plaintiff’s Counsel1 for an award of attorneys’ fees and litigation expenses; and (iv) Current AMC Stockholders’ rights with respect to the Settlement and Plaintiff’s Counsel’s application for attorneys’ fees and expenses.2

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE SETTLEMENT OF THE ACTION.

The Stipulation was entered into as of June 6, 2022, between and among (i) Plaintiff; (ii) the Special Litigation Committee (the “SLC”) of the Board of Directors of Nominal Defendant AMC, acting for and on behalf of AMC; (iii) Defendants Dalian Wanda Group Co., Ltd., Wanda America Entertainment, Inc., Wanda America Investment Holding Co. Ltd., and Wang Jianlin (collectively, “Wanda”); (iv) Defendants Silver Lake Group, L.L.C. and Silver Lake Alpine, L.P. (together, “Silver Lake”); and (v) Defendants Adam Aron, Howard W. Koch, Jr., Gary Locke, and Anthony Saich (collectively, the “Director Defendants,” and together with Wanda and Silver Lake, “Defendants,” and together with Plaintiff and the SLC, the “Parties” and each a “Party”), subject to the approval of the Court pursuant to Delaware Chancery Court Rule 23.1.

As described in Paragraph 22 below, the Settlement provides for a cash payment of $17.375 million, which, after deducting any fee and expense award to Plaintiff’s Counsel and any applicable taxes, will be paid to AMC.

Because the Action was brought as a derivative action, which means that it was brought on behalf of and for the benefit of AMC, the benefits from the Settlement will go to the Company. Individual AMC stockholders will not receive any direct payment from the Settlement.

1 Plaintiff’s Counsel consist of the law firms Block & Leviton LLP and Heyman Enerio Gattuso & Hirzel LLP. Defendants’ Counsel consist of the law firms Young Conaway Stargatt & Taylor, LLP, Simpson Thacher & Bartlett LLP, Richards, Layton & Finger, P.A., Weil, Gotshal & Manges LLP, Skadden, Arps, Slate, Meagher & Flom LLP, and Reed Smith LLP. The SLC’s Counsel consists of the law firm McDermott Will & Emery LLP.

2 All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.            The purpose of this Notice is to explain the Action, the terms of the Settlement, and how the Settlement affects AMC stockholders’ legal rights.

2.           In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In this case, Plaintiff filed suit against Defendants on behalf of and for the benefit of AMC.

3.           The Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Plaintiff’s Counsel for an award of attorneys’ fees and expenses (the “Settlement Hearing”). See Paragraphs 32-33 below for details about the Settlement Hearing, including the location, date, and time of the hearing.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OR STATEMENT OR OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS AND DEFENSES BY ANY OF THE PARTIES.

4.          On September 14, 2018, the Company (i) agreed to issue and sell to Silver Lake $600 million senior unsecured convertible notes due 2024, bearing interest at 2.95% and convertible into AMC Class A common shares at $20.50 per share, before giving effect to the special dividend described below (the “Convertible Notes Issuance”); (ii) used $421 million of the cash raised by the Convertible Notes Issuance to acquire 24,057,143 AMC Class B common shares held by Wanda American Entertainment, Inc. at a price of $17.50 per share; and (iii) used an additional $160 million of the cash raised by the Convertible Notes Issuance to pay a $1.55 per share special dividend on September 28, 2018 to all AMC Class A Common and Class B Common shareholders of record as of September 25, 2018 (collectively, the “Transaction”).

5.           On September 14, 2018, the Company filed a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) announcing the terms of the Transaction.

6.           On November 30, 2018, Plaintiff served a demand on AMC pursuant to 8 Del. C. § 220 to inspect the Company’s books and records relating to the Transaction (the “220 Demand”).

7.           On March 14, 2019, AMC produced certain books and records in response to the 220 Demand.

8.            On April 22, 2019, Plaintiff filed a Verified Class Action and Derivative Complaint, directly on behalf of a purported class of AMC stockholders and derivatively on behalf of Nominal Defendant AMC, against Defendants Dalian Wanda Group Co., Ltd., Wanda America Entertainment, Inc., Wanda America Investment Holding Co. Ltd., Wang Jianlin, Silver Lake Group, L.L.C., Silver Lake Alpine, L.P., Adam Aron, Howard W. Koch, Jr., Gary Locke, and Anthony Saich (the “Complaint”), asserting direct and derivative claims for breach of fiduciary duty against the Director Defendants and Wanda and direct and derivative claims against Silver Lake for aiding-and-abetting those alleged breaches.

9.           The Complaint alleged, among other things, that the Transaction was not entirely fair to AMC or its public stockholders.

10.         On July 18, 2019, the Board of Directors of AMC formed the SLC, consisting of Ambassador Philip Lader and Adam J. Sussman, to, among other things, (i) consider and determine whether or not prosecution of the claims asserted in the Action was in the best interests of the Company and its stockholders and what action the Company should take with respect to the Action, and (ii) determine the appropriate actions to be taken on behalf of and in the name of the Company with respect to the claims asserted in the Action, including, without limitation, whether to pursue the claims, whether to seek an extrajudicial resolution of the claims, or whether to seek one or more orders from the Court to dismiss or stay the Action.

11.        On September 6, 2019, the SLC moved to stay the Action pending the SLC’s investigation.

12.        On November 15, 2019, the Court granted the SLC’s motion to stay the Action pending the SLC’s investigation.

13.        On March 16, 2020, the SLC moved to extend the stay of the Action pending the SLC’s continued investigation, which the Court granted on March 17, 2020.

14.        On July 6, 2020 and December 10, 2020, the SLC moved for additional stays of the Action pending the SLC’s continued investigation, which the Court granted on July 29, 2020 and December 18, 2020.

15.        The SLC’s investigation ultimately extended over an eighteen-month period, during which it retained a legal advisor, valuation expert, corporate governance expert, and investment banking expert to aid with its evaluation of Plaintiff's claims, conducted twenty-one interviews, and reviewed more than 40,000 documents.

16.        On January 8, 2021, the SLC filed the Report of the Special Litigation Committee of the Board of Directors of AMC Entertainment Holdings, Inc. (the “Report”), in which the SLC concluded that pursuing the Action was not in the best interests of the Company and recommended that the Action be dismissed with prejudice.

17.        Also on January 8, 2021, the SLC filed a Motion to Dismiss the Complaint (the “Motion to Dismiss”).

18.        Following the SLC’s Report and Motion to Dismiss, the Parties engaged in discovery regarding the SLC’s investigation. Plaintiff served document demands and interrogatories on the SLC and Wanda. In total, Plaintiff received and reviewed over 2,600 documents, totaling more than 28,000 pages. Plaintiff also deposed both members of the SLC, as well as the SLC’s investment banking expert, corporate governance expert, and valuation expert.

19.         On January 27, 2022, Plaintiff’s Counsel, the SLC’s Counsel, and Defendants’ Counsel participated in a full day mediation session before retired United States District Court Judge Layn R. Phillips and former Wachtell, Lipton, Rosen & Katz partner David Murphy (together, the “Mediators”). In advance of that session, the Parties exchanged opening and reply mediation statements and exhibits with one another and provided the same to the Mediators, which addressed both liability and damages. The session ended without any agreement being reached.

20.         Following the mediation, the Parties engaged in additional negotiations under the supervision and guidance of the Mediators. As a result of extensive, arm’s-length negotiations during and after the mediation session, the Parties reached an agreement in principle to settle the Action that was memorialized in a term sheet (the “Term Sheet”), which was executed on April 27, 2022, and subsequently memorialized in the Stipulation, which was filed with the Court on June 6, 2022.

21.        On ______________, 2022, the Court entered the Scheduling Order in connection with the Settlement, which, among other things, authorized this Notice and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

22.         In consideration of the full settlement, satisfaction, compromise, and release of the Released Plaintiff Claims (defined in Paragraph 26 below) against the Released Defendant Persons (defined in Paragraph 26 below) and the Released SLC Persons (defined in Paragraph 26 below) and the Released Defendant Claims (defined in Paragraph 26 below) against the Released Plaintiff Persons (defined in Paragraph 26 below) and the Released SLC Persons, and the dismissal with prejudice of the Action, Plaintiff, the SLC, and Defendants have agreed to the following:

No later than ten (10) business days prior to the date of the Settlement Hearing, Defendants shall cause the amount of $17,375,000 (the “Cash Settlement Amount”) to be deposited in a segregated, U.S.-based interest-bearing account to be established by Plaintiff’s Counsel at Huntington Bank and held in escrow (the “Account”) for prompt payment as set forth below if the Settlement is approved by the Court. Wanda America Entertainment, Inc., Wanda America Investment Holding Co. Ltd., and/or one of their affiliates will fund $1,500,000 of the Cash Settlement Amount and AMC’s directors’ and officers’ insurance carriers will fund $15,875,000 of the Cash Settlement Amount. No later than forty (40) calendar days prior to the date of the Settlement Hearing, Plaintiff’s Counsel will provide Defendants’ Counsel with a completed W-9 form and wire transfer instructions for the Account, which Defendants’ Counsel will, in turn, provide to AMC’s directors’ and officers’ insurance carriers and Wanda.

Defendants’ sole monetary obligation under the Settlement shall be to cause to be paid the Cash Settlement Amount. Defendants Adam Aron, Howard W. Koch, Jr., Gary Locke, Anthony Saich, Silver Lake Group, L.L.C., Silver Lake, L.P., Wang Jianlin, and Wanda Group Co. Ltd. will not be responsible for personally funding, contributing to, or indemnifying any part of the Cash Settlement Amount, and will have no personal monetary obligations to Plaintiff, AMC, or AMC’s stockholders in connection with the Action or the Settlement. Defendants agree that the Nominal Defendant will not indemnify any Defendant for payment, if any, that such Defendant may be required to make toward the Cash Settlement Amount. The Cash Settlement Amount plus any interest earned thereon (the “Cash Settlement Fund”), less any Court-awarded attorneys’ fees or litigation expenses paid to Plaintiff’s Counsel, and/or any reserve to account for any potential future awards to Plaintiff or Plaintiff’s Counsel, and less any applicable federal, state, and/or local taxes on any interest earned by the Cash Settlement Amount while on deposit in the Account and less any tax expenses and costs incurred in connection with determining the amount of, and paying, any taxes owed on the Cash Settlement Amount (including, without limitation, expenses of tax attorneys and accountants), shall be transferred from the Account to the Company no later than five (5) business days following the later of (i) Effective Date and (ii) the date that AMC provides Plaintiff’s Counsel with a completed W-9 form and wire transfer instructions.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

23.         Plaintiff, through Plaintiff’s Counsel, has conducted an extensive investigation and discovery relating to the claims and underlying events and transactions alleged in the Action. Plaintiff’s Counsel have analyzed the evidence adduced during their investigation and discovery and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto. In negotiating and evaluating the terms of the Settlement, Plaintiff and Plaintiff’s Counsel considered the significant legal and factual defenses to Plaintiff’s claims and the expense, length, and risk of pursuing the claims through trial and appeals. While Plaintiff brought her claims in good faith and continues to believe that her claims have merit, the SLC recommended that the claims be dismissed and Defendants vigorously argued that they had acted appropriately and are not subject to liability or damages. In light of the substantial monetary recovery achieved by the Settlement, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is fair, reasonable, adequate, and in the best interests of AMC and its stockholders. The Settlement provides substantial immediate benefits to AMC without the risk that continued litigation could result in obtaining similar or lesser relief for AMC after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

24.         Defendants, solely to avoid the burden, expense, disruption, and distraction of further litigation, and without admitting the validity of any allegations made by Plaintiff in the Complaint, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. Defendants have denied, and continue to deny, each and all of the claims and contentions alleged by Plaintiff in the Complaint, including any and all allegations of wrongdoing, allegations of liability, and the existence of any damages asserted in the Complaint or arising from the Action. Without limiting the generality of the foregoing, Defendants have denied, and continue to deny, that they have committed any violation of law or breach of fiduciary duty, aided-and-abetted any breach of fiduciary duty, or have violated any statutory duty whatsoever, and each Defendant expressly maintains that he or it has diligently and scrupulously complied with his or its statutory, fiduciary, and other legal duties and is entering into the Stipulation and the Settlement solely to eliminate the burden, expense, disruption, and distraction inherent in further litigation.

25.        Nothing in the Stipulation shall be construed as any admission by Defendants of wrongdoing, fault, liability, or damages whatsoever. The SLC has joined in the Stipulation and supports the Settlement to avoid the cost, disruption, and distraction to the Company of further litigation and because it considers the terms of the Settlement to be fair, reasonable, adequate, and in the best interests of AMC and its stockholders.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

26.         If the Settlement is approved, the Court will enter the Order and Final Judgment. Pursuant to the Order and Final Judgment, upon the Effective Date of the Settlement, the Action will be dismissed with prejudice and the following Releases will occur:

Release of Claims by Plaintiff: AMC, the Released Plaintiff Persons (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), and each and every stockholder of AMC, derivatively on behalf of AMC, shall and hereby completely, fully, finally, and forever releases, relinquishes, settles, and discharges his, her, or its right to assert any or all of the Released Plaintiff Claims (including Unknown Claims), and shall be forever barred and enjoined from commencing, asserting, instituting, or prosecuting in any action or other proceeding, in any forum, any of the Released Plaintiff Claims against any of the Released Defendant Persons and/or any of the Released SLC Persons.

Release of Claims by Defendants: AMC and the Released Defendant Persons shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge their right to assert any or all of the Released Defendant Claims against any of the Released Plaintiff Persons and/or any of the Released SLC Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or prosecuting in any action or other proceeding, in any forum, any of the Released Defendant Claims against any of the Released Plaintiff Persons and/or any of the Released SLC Persons.

“Person” means any individual, corporation, professional corporation, limited liability company, partnership, limited partnership, limited liability partnership, association, affiliate, joint stock company, investment fund, estate, heir, legal representative, trust, unincorporated association, entity, government or any political subdivision or agency thereof, or any other type of business or legal entity.

“Released Defendant Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, which any Defendant ever had, now has, or may have against any of the Plaintiff Released Persons and/or the Released SLC Persons that arise out of, are based upon, or relate to the institution, prosecution, or settlement of the claims asserted in the Action. For the avoidance of doubt, the Released Defendant Claims shall not include any claims to enforce this Stipulation or the Settlement.

“Released Defendant Persons” means all persons and entities named as a Defendant in the Action or that could have been named as a Defendant in the Action, including, without limitation, the past and present officers and members of the Board of Directors of AMC, the members of the special committee of the Board of Directors of AMC that approved the Transaction, Silver Lake, and the members of the SLC, and any and all of the respective current and former employers, parent entities, controlling persons, owners, members, co-investors, lenders, principals, affiliates, or subsidiaries of any of the foregoing, and each and all of the respective past or present officers, directors, managers, partners, limited partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers of any of the foregoing.

“Released Plaintiff Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that (a) were or could have been alleged by Plaintiff (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), or AMC in any court, tribunal, other adjudicatory body, forum, suit, action, or proceeding and (b) arise from or relate to (i) the transactions described in the Form 8-K filed by AMC on September 14, 2018; (ii) the facts and allegations alleged by Plaintiff in the Action; or (iii) the investigation or the settlement of the Action, including the SLC’s investigation. For the avoidance of doubt, the Released Plaintiff Claims shall not include any claims to enforce this Stipulation or the Settlement.

“Released Plaintiff Persons” means Plaintiff and any and all of her respective current and former employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, managers, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.

“Released SLC Persons” means the members of the SLC and any and all of their respective current and former employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, managers, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.

“Unknown Claims” means any claims which Plaintiff (individually or on behalf of AMC), the SLC (on behalf of AMC), or AMC do not know or suspect to exist in her or its favor at the time of the release of such claims and any claims which any Defendant does not know or suspect to exist in his or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement. The Parties may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the Released Claims, but, upon the Effective Date, the Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, which now exist or heretofore have existed, upon any theory of law or equity, from the beginning of time through the date of execution of the Stipulation, without regard to the subsequent discovery or existence of such different or additional facts.

27.         The “Effective Date” of the Settlement will be the first date upon which the following conditions of the Settlement have been met and occurred or waived: (i)    the Parties have not exercised their options to terminate the Settlement; and (ii) the Court has entered the Order and Final Judgment and the Order and Final Judgment has become Final.

28.        By Order of the Court, pending final determination of whether the Settlement should be approved, (i) all proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court; (ii) Plaintiff (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), and all other AMC stockholders (derivatively on behalf of AMC) are barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any Released Plaintiff Claims against any of the Released Defendant Persons and/or any of the Released SLC Persons; and (iii) Defendants are barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any Released Defendant Claims against any of the Released Plaintiff Persons and/or any of the Released SLC Persons.

29.        As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and the Order and Final Judgment. The Order and Final Judgment, including, without limitation, the Releases set forth in Paragraph 26 above, shall have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Defendant Persons, the Released SLC Persons, and/or the Released Plaintiff Persons.

HOW WILL THE ATTORNEYS BE PAID?

30.        Plaintiff’s Counsel have not received any payment for their services in pursuing the claims asserted in the Action, nor have Plaintiff’s Counsel been reimbursed for their out-of-pocket expenses. Plaintiff’s Counsel invested their own resources for pursuing the claims asserted on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through this litigation. In light of the risks undertaken in pursuing this litigation on a contingency basis and the benefits created for AMC and its stockholders through the Settlement and the prosecution of the claims asserted, Plaintiff’s Counsel intend to petition the Court for an award of attorneys’ fees and litigation expenses to be paid from (and out of) the Cash Settlement Amount (the “Fee and Expense Application”). The Fee and Expense Application will seek a fee not to exceed 25% of the Cash Settlement Amount, plus reimbursement of expenses not to exceed $500,000. Defendants and AMC reserve the right to oppose the Fee and Expense Application in whole or part.

31.         The Court will determine the amount of any attorney fee and expense award to Plaintiff’s Counsel (the “Fee and Expense Award”). The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any Fee and Expense Application and/or Fee and Expense Award. Any Court-approved Fee and Expense Award will be paid from the Cash Settlement Amount. AMC stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING? MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

32.         The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before _______________ on ______________, 2022, at _:__ _.m., in the Court of Chancery of the State of Delaware, ______________________________________.

33.       At the Settlement Hearing, the Court will, among other things: (i) determine whether Plaintiff and Plaintiff’s Counsel have adequately represented the interests of AMC; (ii) determine whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to AMC, and should be approved by the Court; (iii) determine whether the Order and Final Judgment, substantially in the form attached as Exhibit C to the Stipulation, should be entered dismissing the Action with prejudice against Defendants and settling, releasing, and enjoining prosecution of any and all Released Plaintiff Claims against the Released Defendant Persons and the Released SLC Persons; (iv) determine whether the application by Plaintiff’s Counsel for an award of attorneys’ fees and litigation expenses should be approved; (v) consider any objections to the Settlement or the application by Plaintiff’s Counsel for an award of attorneys’ fees and litigation expenses; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. AMC stockholders do not need to attend the Settlement Hearing.

34.         Please Note: The Court has reserved the right to adjourn and reconvene the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees and expenses, without further notice of any kind other than by oral announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Stipulation and the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice to AMC stockholders. Further, the Court may render its Order and Final Judgment and order the payment of a Fee and Expense Award, all without further notice. You should monitor the Court’s docket, as indicated in Paragraph 41 below, before making plans to attend the Settlement Hearing. You may also confirm the date and time of the Settlement Hearing by contacting Plaintiff’s Counsel as indicated in Paragraph 41 below.

35.        Any Current AMC Stockholder who or which continues to own shares of AMC common stock as of ______________, 2022, the date of the Settlement Hearing, may object to the Settlement and/or Plaintiff’s Counsel’s application for an award of attorneys’ fees and litigation expenses. Objections must be in writing and filed with the Register in Chancery at the address set forth below on or before _____________, 2022. Objections must also be served on counsel for Plaintiff, the SLC, and Defendants by hand, first class U.S. mail, or FedEx, at the addresses set forth below such that they are received on or before ______________, 2022.

Register in Chancery	Counsel for Plaintiffs	Counsel for Defendants
Register in Chancery	Jason M. Leviton	John A. Neuwirth
Delaware Court of	Block & Leviton LLP	Weil, Gotshal
Chancery	260 Franklin Street	& Manges LLP
Leonard L. Williams	Suite 1860	767 Fifth Avenue
Justice Center	Boston, MA 02110	New York, NY 10153
500 North King Street
Wilmington, DE 19801	Counsel for the SLC	-and-

	Ashley R. Altschuler	Stephen P. Blake
	McDermott Will	Simpson Thacher
	& Emery LLP	& Bartlett LLP
	The Nemours Building	2475 Hanover Street
	1007 N. Orange Street	Palo Alto, CA 94304
10th Floor
	Wilmington, DE 19801	-and-

Edward B. Micheletti
Skadden, Arps, Slate,
Meagher
& Flom LLP
One Rodney Square
920 N. King Street
Wilmington, DE 19801

-and-

Brian M. Rostocki
Reed Smith LLP
1201 N. Market Street
Suite 1500
Wilmington, DE 19801

36.         Any objections, filings, and other submissions must: (i) state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (ii) be signed by the objector; (iii) state that the objection is being filed with respect to “Lao v. Dalian Wanda Group Co., Ltd. et al., C.A. No. 2019-0303-JRS (Del. Ch.)”; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify, and any exhibits the objector intends to introduce into evidence at the hearing; and (v) include documentation sufficient to prove that the objector owned shares of AMC common stock as of the close of business on June 6, 2022, and contain a statement that the objector continues to hold shares of AMC common stock as of the date of filing of the objection and will continue to hold shares of AMC common stock as of the date of the Settlement Hearing.

37.        Current AMC Stockholders who or which continue to own shares of AMC common stock as of the date of the Settlement Hearing may file a written objection without having to appear at the Settlement Hearing. Unless the Court orders otherwise, however, such persons may not appear at the Settlement Hearing to present their objections unless they first filed and served a written objection in accordance with the procedures described above.

38.         Persons who file and serve a timely written objection as described above and who wish to be heard orally at the Settlement Hearing in opposition to the approval of the Settlement or Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses, must also file a notice of appearance with the Register in Chancery and serve it on counsel for Plaintiff, the SLC, and Defendants at the addresses set forth in Paragraph 35 above so that it is received on or before _____________, 2022. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and any exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

39.        You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on counsel for Plaintiffs, the SLC, and Defendants at the addresses set forth in Paragraph 35 above so that the notice is received on or before _____________, 2022. Any Current AMC Stockholder who or which does not enter an appearance shall be deemed to have waived and forfeited any and all rights he, she, or it may otherwise have to appear at the Settlement Hearing.

40.        Unless the Court orders otherwise, any person or entity who or which does not make his, her, or its objection in the manner set forth above will be: (i) deemed to have waived and forfeited his, her, or its right to object to any aspect of the Settlement, the Stipulation, the Order and Final Judgment, or Plaintiff’s Counsel’s application for an award of attorneys’ fees and litigation expenses; (ii) forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Stipulation, the Order and Final Judgment to be entered approving the Settlement, or Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses; and (iii) deemed to have waived and forever barred and foreclosed from being heard, in this or any other suit, action, or proceeding (including, without limitation, any right of appeal), with respect to any matters concerning the Settlement, the Stipulation, the Order and Final Judgment, or the requested or awarded attorneys’ fees and expenses.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

41.        This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, during regular business hours of each business day. If you have questions regarding the Action or the Settlement, you may write or call Plaintiff’s Counsel: Jason M. Leviton, Esq., Block & Leviton LLP, 260 Franklin Street, Suite 1860, Boston, MA 02110, (617) 398-5600.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: ____________, 2022

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

EFiled: Jun 06 2022 04:41PM EDT Transaction ID 67696997 Case No. 2019-0303-JRS

EXHIBIT C

STIPULATION AND AGREEMENT OF SETTLEMENT

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IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LINDA LAO,

Plaintiff,

v.	C.A. No. 2019-0303-JRS

DALIAN WANDA GROUP CO., LTD., WANDA AMERICA ENTERTAINMENT, INC., WANDA AMERICA INVESTMENT HOLDING CO. LTD., WANG JIANLIN, SILVER LAKE GROUP, L.L.C., SILVER LAKE ALPINE, L.P., ADAM ARON, HOWARD W. KOCH, JR., GARY LOCKE, and ANTHONY SAICH,

Defendants,

and

AMC ENTERTAINMENT HOLDINGS, INC.,

Nominal Defendant.

[PROPOSED] ORDER AND FINAL JUDGMENT

WHEREAS, (a) Plaintiff Linda Lao (“Plaintiff”); (b) the Special Litigation Committee (the “SLC”) of the Board of Directors of Nominal Defendant AMC Entertainment Holdings, Inc. (“AMC,” “Nominal Defendant,” or the “Company”), acting for and on behalf of AMC; (c) Defendants Dalian Wanda Group Co., Ltd., Wanda America Entertainment, Inc., Wanda America Investment Holding Co. Ltd., and Wang Jianlin (collectively, “Wanda”); (d) Defendants Silver Lake Group, L.L.C. and Silver Lake Alpine, L.P. (together, “Silver Lake”); and (e) Defendants Adam Aron, Howard W. Koch, Jr., Gary Locke, and Anthony Saich (collectively, the “Director Defendants,” and together with Wanda and Silver Lake, “Defendants,” and together with Plaintiff and the SLC, the “Parties” and each a “Party”) have entered into the Stipulation and Agreement of Settlement, dated June 6, 2022 (the “Stipulation”), which (i) sets forth all of the terms and conditions of the settlement and resolution of the above-captioned action (the “Action”), (ii) fully, finally, and forever resolves, discharges, and settles the Released Plaintiff Claims against the Released Defendant Persons and the Released SLC Persons, and the Released Defendant Claims against the Released Plaintiff Persons and the Released SLC Persons, and (iii) provides for a dismissal of the Action with prejudice;

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WHEREAS, by Order dated _________ __, 2022 (the “Scheduling Order”), this Court (a) ordered that notice of the Settlement be provided to AMC stockholders; (b) provided current AMC stockholders with the opportunity to object to the Settlement and Plaintiff’s Counsel’s application for an award of attorneys’ fees and litigation expenses; and (c) scheduled a hearing regarding final approval of the Settlement;

WHEREAS, the Court conducted a hearing on _________ __, 2022 (the “Settlement Hearing”) to consider, among other things, (a) whether Plaintiff and Plaintiff’s Counsel have adequately represented the interests of AMC; (b) whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to AMC, and should be approved by the Court; (c) whether an Order and Final Judgment should be entered dismissing the Action with prejudice against Defendants; (d) the application by Plaintiff’s Counsel for an award of attorneys’ fees and litigation expenses; (e) any objections to the Settlement or the application by Plaintiff’s Counsel for an award of attorneys’ fees and litigation expenses; and (f) any other matters properly brought before the Court in connection with the Settlement; and

WHEREAS, it appearing that due notice of the hearing has been given in accordance with the Scheduling Order; the Parties having appeared by their respective attorneys of record; the Court having heard and considered evidence in support of the Settlement; the attorneys for the respective Parties having been heard; an opportunity to be heard having been given to all other persons or entities requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to AMC stockholders was adequate and sufficient; and the entire matter of the Settlement having been heard and considered by the Court;

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this ___ day of ___________________, 2022, as follows:

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1.             Definitions: Unless otherwise defined in this Order and Final Judgment, the capitalized terms used herein shall have the same meaning as they have in the Stipulation.

2.            Jurisdiction: The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement, as well as personal jurisdiction over all of the Parties for the purposes of enforcement of the Parties’ obligations under the Stipulation. It is further determined that Plaintiff (individually and derivatively on behalf of AMC), the SLC, Defendants, AMC, and all AMC stockholders, as well as their heirs, executors, successors, and assigns, are bound by this Order and Final Judgment.

3.            Incorporation of Settlement Documents: This Order and Final Judgment incorporates and makes a part hereof: (a) the Stipulation, which was filed with the Court on June 6, 2022; and (b) the Notice, which was filed with the Court on June 6, 2022.

4.            Derivative Action Properly Maintained; Adequacy of Plaintiff and Plaintiff’s Counsel: Based on the record in the Action, each of the provisions of Court of Chancery Rule 23.1 has been satisfied and the Action has been properly maintained according to Court of Chancery Rule 23.1. Plaintiff in the Action has continuously held stock in AMC since the time of the conduct complained of in the Action, and otherwise has standing to prosecute the Action derivatively on behalf of AMC; the Action was properly instituted as a derivative action on behalf of AMC; and Plaintiff and Plaintiff’s Counsel have adequately represented the interests of AMC both in terms of litigating the Action and for purposes of entering into and implementing the Settlement.

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5.            Notice: The Court finds that the dissemination of the Notice: (a) was implemented in accordance with the Scheduling Order; (b) constituted notice that was reasonably calculated, under the circumstances, to apprise AMC stockholders of: (i) the pendency of the Action; (ii) the effect of the Settlement (including the Releases to be provided thereunder); (iii) Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses; (iv) their right to object to the Settlement and/or Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses; and (v) their right to appear at the Settlement Hearing; (c) constituted due, adequate, and sufficient notice to all Persons entitled to receive notice of the Settlement; and (d)  satisfied the requirements of Court of Chancery Rule 23.1, the United States Constitution (including the Due Process Clause), and all other applicable law and rules.

6.            Final Settlement Approval and Dismissal of Claims: Pursuant to, and in accordance with, Court of Chancery Rule 23.1, this Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects (including, without limitation: the Settlement consideration; the Releases, including the release of the Released Plaintiff Claims as against the Released Defendant Persons and the Released SLC Persons and the release of the Released Defendant Claims as against the Released Plaintiff Persons and the Released SLC Persons; and the dismissal with prejudice of the claims asserted against Defendants in the Action), and finds that the Settlement is, in all respects, fair, reasonable, and adequate to AMC and its stockholders. The Parties are directed to implement, perform, and consummate the Settlement in accordance with the terms and provisions contained in the Stipulation.

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7.             The Action and all of the claims asserted against Defendants in the Action by Plaintiff are hereby dismissed with prejudice. The Parties shall bear their own costs and expenses, except as otherwise expressly provided in the Stipulation.

8.            Binding Effect: The terms of the Stipulation and of this Order and Final Judgment shall be forever binding on Plaintiff (individually and derivatively on behalf of AMC), the SLC, Defendants, AMC, AMC stockholders, the Released Persons, and their respective successors and assigns.

9.            Releases: The Releases set forth in Paragraphs 6 and 7 of the Stipulation, together with the definitions contained in Paragraph 1 of the Stipulation relating thereto, are expressly incorporated herein in all respects. The Releases are effective as of the Effective Date. Accordingly, this Court orders that:

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(a)         Without further action by anyone, and subject to Paragraph 11 below, upon the Effective Date of the Settlement, AMC, the Released Plaintiff Persons (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), and each and every stockholder of AMC, derivatively on behalf of AMC, shall and hereby completely, fully, finally, and forever releases, relinquishes, settles, and discharges his, her, or its right to assert any or all of the Released Plaintiff Claims (including Unknown Claims), and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Plaintiff Claims against any of the Released Defendant Persons and/or any of the Released SLC Persons.

(b)         Without further action by anyone, and subject to Paragraph 11 below, upon the Effective Date of the Settlement, AMC and the Released Defendant Persons shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge their right to assert any or all of the Released Defendant Claims against any of the Released Plaintiff Persons and/or any of the Released SLC Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any of the Released Defendant Claims against any of the Released Plaintiff Persons and/or any of the Released SLC Persons.

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(c)         “Released Defendant Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, which any Defendant ever had, now has, or may have against any of the Plaintiff Released Persons and/or the Released SLC Persons that arise out of, are based upon, or relate to the institution, prosecution, or settlement of the claims asserted in the Action. For the avoidance of doubt, the Released Defendant Claims shall not include any claims to enforce the Stipulation or the Settlement.

(d)         “Released Defendant Persons” means all persons and entities named as a Defendant in the Action or that could have been named as a Defendant in the Action, including, without limitation, the past and present officers and members of the Board of Directors of AMC, the members of the special committee of the Board of Directors of AMC that approved the Transaction, Silver Lake, and the members of the SLC, and any and all of the respective current and former employers, parent entities, controlling persons, owners, members, co-investors, lenders, principals, affiliates, or subsidiaries of any of the foregoing, and each and all of the respective past or present officers, directors, managers, partners, limited partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers of any of the foregoing.

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(e)         “Released Plaintiff Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that (a) were or could have been alleged by Plaintiff (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), or AMC in any court, tribunal, other adjudicatory body, forum, suit, action, or proceeding and (b) arise from or relate to (i) the transactions described in the Form 8-K filed by AMC on September 14, 2018; (ii) the facts and allegations alleged by Plaintiff in the Action; or (iii) the investigation or the settlement of the Action, including the SLC’s investigation. For the avoidance of doubt, the Released Plaintiff Claims shall not include any claims to enforce the Stipulation or the Settlement.

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(f)         “Released Plaintiff Persons” means Plaintiff and any and all of her respective current and former employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, managers, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.

(g)         “Released SLC Persons” means the members of the SLC and any and all of their respective current and former employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, managers, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.

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(h)         “Unknown Claims” means any claims which Plaintiff (individually or on behalf of AMC), the SLC (on behalf of AMC), or AMC do not know or suspect to exist in her or its favor at the time of the release of such claims and any claims which any Defendant does not know or suspect to exist in his or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

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The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement. The Parties may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the Released Claims, but, upon the Effective Date, the Parties shall be deemed to have, and by operation of this Order and Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, which now exist or heretofore have existed, upon any theory of law or equity, from the beginning of time through the date of execution of the Stipulation, without regard to the subsequent discovery or existence of such different or additional facts.

10.           As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and this Order and Final Judgment. This Order and Final Judgment, including, without limitation, the Releases set forth in Paragraph 9 above, shall have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Defendant Persons, the Released SLC Persons, and/or the Released Plaintiff Persons.

11.           Notwithstanding Paragraphs 9 and 10 above, nothing in this Order and Final Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of the Stipulation or this Order and Final Judgment.

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12.          No Admissions: Neither this Order and Final Judgment, the Stipulation, the fact or any terms of the Settlement, nor any negotiations or proceedings in connection therewith is or shall be deemed to be evidence of, or a presumption, admission, or concession by any Party or any Released Person of any fault, liability, or wrongdoing whatsoever, concerning the Action or the facts and circumstances giving rise to the Action. Neither this Order and Final Judgment nor the Stipulation is a finding or evidence of the validity or invalidity of any claims or defenses in the Action or any other actions or proceedings, or of any wrongdoing by any of Defendants or of any damages or injury to Plaintiff, AMC, or any AMC stockholder. Neither this Order and Final Judgment, the Term Sheet, the Stipulation, the mediation, or the negotiations leading to the execution of the Term Sheet and the Stipulation, nor any proceedings taken pursuant to or in connection with the Term Sheet, the Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith): (a) shall be offered as against any of the Released Defendant Persons or the Released SLC Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, proof, or admission by any of the Released Defendant Persons or the Released SLC Persons with respect to the truth of any fact alleged by Plaintiff or the validity of any claim that was or could have been asserted in the Action or in any other litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, injury, acts, omissions, or other wrongdoing of any kind by any of the Released Defendant Persons or the Released SLC Persons, or in any way referred to for any other reason as against any of the Released Defendant Persons or the Released SLC Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; (b) shall be offered against any of the Released Plaintiff Persons or the Released SLC Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, proof, or admission by any of the Released Plaintiff Persons or the Released SLC Persons that any of their claims are without merit, that any of the Released Defendant Persons had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement consideration, or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason against any of the Released Plaintiff Persons or the Released SLC Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; nor (c) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation, the Scheduling Order, and/or this Order and Final Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue that the Stipulation and/or this Order and Final Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect, or to otherwise consummate or enforce the Stipulation and/or this Order and Final Judgment.

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13.           Award of Attorneys’ Fees and Litigation Expenses: Plaintiff’s Counsel are hereby awarded attorneys’ fees and litigation expenses in the total amount of $_____________ (the “Fee and Expense Award”), which sum the Court finds to be fair and reasonable. The Fee and Expense Award shall be paid to Plaintiff’s Counsel from the Cash Settlement Amount held in the Account in accordance with the terms of the Stipulation. Defendants, the SLC (on behalf of AMC), and their counsel shall have no responsibility for, and no liability whatsoever with respect to, any allocation among Plaintiff’s Counsel of the Fee and Expense Award. No proceedings or court order with respect to the award of attorneys’ fees and expenses to Plaintiff’s Counsel shall in any way disturb or affect this Order and Final Judgment (including precluding it from being Final or otherwise being entitled to preclusive effect), and any such proceedings or court order shall be considered separate from this Order and Final Judgment.

14.          Retention of Jurisdiction: Without affecting the finality of this Order and Final Judgment in any way, this Court retains continuing and exclusive jurisdiction over the Parties and all AMC stockholders for purposes of the administration, interpretation, implementation, and enforcement of the Parties’ obligations under the Stipulation.

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15.          Modification of the Stipulation: Without further approval from the Court, the Parties are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any exhibits attached thereto to effectuate the Settlement that: (a) are not materially inconsistent with this Order and Final Judgment; and (b) do not materially limit the rights of AMC and its stockholders in connection with the Settlement. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of the Settlement.

16.          Termination of Settlement: If the Settlement is terminated as provided in the Stipulation, this Order and Final Judgment shall be vacated, rendered null and void and be of no further force and effect, except as otherwise provided by the Stipulation, and this Order and Final Judgment shall be without prejudice to the rights of Plaintiff, the SLC, Defendants, AMC, and its stockholders, and the Parties shall each revert to their respective litigation positions in the Action as of immediately prior to the execution of the Term Sheet on April 27, 2022, as provided in the Stipulation.

17.          Entry of Final Judgment: There is no just reason to delay the entry of this Order and Final Judgment as a final judgment in the Action. Accordingly, the Register in Chancery is expressly directed to immediately enter this final judgment in the Action.

Vice Chancellor

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